Exhibit 5.1

[Letterhead of Wyrick Robbins Yates & Ponton LLP]

July 18, 2005

Salix Pharmaceuticals, Ltd.

1700 Perimeter Park Drive

Morrisville, North Carolina 27560

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-4 filed on the date hereof by Salix Pharmaceuticals Ltd., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 12,907,145 shares of the Company’s common stock, $0.001 par value per share (the “Shares”). The Shares are to be issued pursuant to the Agreement and Plan of Merger dated as of June 23, 2005 among the Company, InKine Pharmaceutical Company, Inc. and Metal Acquisition Corp. (the “Merger Agreement”).

As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the issuance of the Shares by the Company. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

The opinion expressed below is limited to matters governed by the corporate laws of the State of Delaware and the federal laws of the United States of America.

It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with applicable state securities laws, the Shares when issued in the manner referred to in the Merger Agreement, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement and under the heading “Legal Matters” in the joint proxy statement/prospectus included in the Registration Statement, and any amendments thereto.

In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/    Wyrick Robbins Yates & Ponton LLP